Exhibit 99.1

Sigma Labs Announces Third Quarter 2014 Financial Results

Launched PrintRite3D® INSPECT™; Begun Marketing of 3D Printed Parts

SANTA FE, N.M. – November 14, 2014 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing and other advanced manufacturing technologies, today announced financial results for the three and nine months ended September 30, 2014 and provided a business update.

Recent Highlights

•	Sigma Labs commercially launched its PrintRite3D® INSPECT™ quality assurance software and began actively marketing this unique software application to potential customers. Initial revenue is expected as early as the fourth quarter of 2014.

•	The Company also took delivery of its first EOS M290 3D metal printer, now being integrated with Sigma Labs’ PrintRite3D® quality assurance system for use in the production of precision metal parts. Sigma Labs is responding to requests for quotes and anticipates contract manufacturing orders over the next several months.

•	Sigma Labs recently received a contract from Honeywell Aerospace as part of a Defense Advanced Research Project Agency (DARPA) Phase II award. The DARPA program’s goal is to develop an Integrated Computational Material Engineering (ICME) framework to accurately predict the properties of metal components produced using additive manufacturing.

•	The Company was awarded an initial contract from Edison Welding Institute (EWI) as part of the previously-announced grant from the U.S. Department of Commerce's National Institute of Standards and Technology (NIST) for the development of in-process sensing and monitoring capabilities to ensure consistent quality in 3D printing. The contract will evaluate PrintRite3D® technology for monitoring and control applications.

•	The Company continues its previously-announced work with Materialise NV of Belgium, GE, Adurant Technologies, and other organizations to test, advance, and strengthen Sigma Labs’ propriety IPQA® technology.

“Sigma Labs has had a very busy second half of 2014, and our path to commercialization and profitability continues to bear fruit,” said Mark Cola, President and CEO. “Most notably, we officially launched our PrintRite3D® INSPECT™ quality assurance software and are currently demonstrating it to a number of potential customers eager to improve their 3D printing manufacturing. Our brand is clearly gaining traction in the marketplace through the many demonstration projects now underway, as well as our participation in various organizations including the Additive Manufacturing Consortium, part of the EWI. We won our first NIST contract with the EWI and were also awarded an order from Honeywell for a Phase II DARPA development project that should further validate our software and broaden the audience of potential customers.

“Both the EWI and Honeywell contracts will begin in the fourth quarter, and we expect to see initial product revenue from our INSPECT™ software this year as well. In addition, we recently took delivery of an EOS M290 machine and are already preparing for prototyping and small lot production of high-precision metal components. The Company will be able to offer contract manufacturing to a variety of industrial companies and further demonstrate our unique software applications to advance the speed, quality and consistency of 3D printing.

“We are on the right track to post significant top line growth next year tied to our product rollout strategy, which includes the expected launch of our PrintRite3D® DEFORM™ software early in 2015. The future looks bright, and we are certainly encouraged by what we see as growing demand for metal-based additive manufacturing applications going forward.”

2014 Third Quarter and Year-to-Date Financial Results

Service revenue for the three and nine months ended September 30, 2014 was approximately $0.1 million and $0.3 million, respectively, versus approximately $0.3 million and $0.8 million for the same periods in 2013. The revenue decline year-over-year primarily reflects lower consulting revenue as the Company invests in the transition from services to product sales.

The Company reported a net loss for the three and nine months ended September 30, 2014 of approximately $0.5 million and $2.8 million, respectively, or $(0.00) per diluted share, versus a loss of approximately $0.2 million and $0.5 million, respectively, or $(0.00) per diluted share, for the same periods in 2013. The higher loss reflects lower revenue and increased general and administrative expense, payroll expense, non-cash compensation expense and warrant expense.

Investor Webcast

The Company will host an investor webcast, primarily to review the third quarter results and recent developments, on December 4, 2014 at 10:45 a.m. Eastern Time. Additional information about this event will be provided ahead of time.

About Sigma Labs, Inc.

Sigma Labs, Inc., through its wholly-owned subsidiary B6 Sigma, Inc., develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our most recent annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Sigma Labs, Inc.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com

646-438-9385

Sigma Labs, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

Three Months and Nine Months Ended September 30, 2014 and 2013

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

INCOME
Services	$92,449	$280,831	$322,091	$753,080
Total Revenue	92,449	280,831	322,091	753,080

COST OF SERVICE REVENUE	36,326	159,367	176,954	395,846

GROSS PROFIT	56,123	121,464	145,137	357,234

EXPENSES
General & Administration	296,085	181,562	712,264	463,911
Payroll Expense	84,865	29,137	387,564	184,963
Non-cash Stock Compensation	215,550	96,500	566,950	213,200
Warrant Expense	-	-	1,283,333	-
Total Expenses	596,500	307,199	2,950,111	862,074

OTHER INCOME (EXPENSE)
Interest Income	939	308	2,721	319
Total Other Income (Expense)	939	308	2,721	319

INCOME (LOSS) BEFORE INCOME TAXES	(539,438)	(185,427)	(2,802,253)	(504,521)

Current Income Tax Expense	-	-	-	-

Deferred Income Tax Expense	-	-	-	-

Net Income (Loss)	$(539,438)	$(185,427)	$(2,802,253)	$(504,521)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	616,610,626	533,549,034	607,463,863	466,440,698

Sigma Labs, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2014 and December 31, 2013

	September 30, 2014	December 31, 2013
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$3,682,533	$992,448
Accounts Receivable, net	48,007	303,445
Inventory	49,264	1,167
Prepaid Assets	17,791	25,074
Total Current Assets	3,797,595	1,322,134

Other Assets
Furniture and Equipment, net	25,201	11,419
Equipment Deposit	241,333	-
Deferred Stock Offering Costs	108,380	17,426
Intangible Assets, net	74,750	70,494
Total Other Assets	449,664	99,339

TOTAL ASSETS	$4,247,259	$1,421,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$96,800	$102,625
Accrued Expenses	46,241	38,536
Total Current Liabilities	143,041	141,161

TOTAL LIABILITIES	143,041	141,161

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 750,000,000 shares authorized;
618,241,061 issued and 612,641,061
outstanding at September 30, 2014 and
559,766,061 issued and 556,816,061
outstanding at December 31, 2013	618,241	559,766
Additional Paid-In Capital	9,658,788	3,561,204
Less Deferred Compensation
5,600,000 and 2,950,000 common shares, respectively	(618,800)	(88,900)
Retained Earnings (Deficit)	(5,554,011)	(2,751,758)
Total Stockholders' Equity	4,104,218	1,280,312

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,247,259	$1,421,473